Exhibit 4.4

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTIONS 5.3 AND 5.4 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

WARRANT TO PURCHASE COMMON STOCK

Corporation: Number of Shares: Class of Stock: Initial Exercise Price: Issue Date: Expiration:	Sera Prognostics, Inc., a Delaware corporation [__] Common Stock, $0.0001 par value per share $9.99 per share [__], 2021 [__], 2026

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, [__] or its assignee or transferee (“Holder”) is entitled to purchase the number of fully paid and nonassessable shares of Common Stock, $0.0001 par value per share (the “Shares”) of Sera Prognostics, Inc. (the “Company”) at the initial exercise price per Share (the “Warrant Price”) all as set forth above and as adjusted pursuant to Article 2 of this warrant, subject to the provisions and upon the terms and conditions set forth in this warrant.

ARTICLE 1

EXERCISE

1.1             Method of Exercise. Holder may exercise this warrant by delivering this warrant, a duly executed Notice of Exercise in substantially the form attached as Appendix 1, and a duly executed Joinder to the Fourth Amended and Restated Investors’ Rights Agreement, dated as of February 23, 2021, between the Company and certain stockholders of the Company (as amended from time to time, the “Investors’ Rights Agreement”), and the Fourth Amended and Restated Voting Agreement, dated as of February 23, 2021, between the Company and certain stockholders of the Company (as amended from time to time, the “Voting Agreement”), in substantially the form attached as Appendix 2 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

1.2             Conversion Right. In lieu of exercising this warrant as specified in Section 1.1, Holder may from time to time convert this warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.3.

1.3             Fair Market Value. If the Shares are traded regularly in a public market, the fair market value of the Shares shall be the closing price of the Shares reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not regularly traded in a public market, the Board of Directors of the Company and the Holder shall jointly determine fair market value in their collective reasonable good faith judgment; provided, that if the Board of Directors of the Company and the Holder are unable to agree on the fair market value per share of the Shares within a reasonable period of time (not to exceed twenty days from the Company’s receipt of the Notice of Exercise), such fair market value shall be determined by a nationally recognized investment banking, accounting or valuation firm jointly selected by the Board of Directors of the Company and the Holder. The determination of such firm shall be final and conclusive, and the fees and expenses of such firm shall be borne equally by the Company and the Holder. In determining the Fair Market Value of the Shares, an orderly sale transaction between a willing buyer and a willing seller shall be assumed, using valuation techniques then prevailing in the securities industry without regard to the lack of liquidity of the Shares due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale and assuming the sale of all of the issued and outstanding Common Stock (including fractional interests) calculated on a fully diluted basis to include the conversion or exchange of all securities then outstanding that are convertible into or exchangeable for Common Stock and the exercise of all rights and warrants then outstanding and exercisable to purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock; provided, that such assumption shall not include those securities, rights and warrants (a) owned or held by or for the account of the Company or any of its subsidiaries, or (b) convertible or exchangeable into Common Stock where the conversion, exchange or exercise price per share is greater than the Fair Market Value.

1.4             Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this warrant has not been fully exercised or converted and has not expired, a new warrant representing the Shares not so acquired.

1.5             Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender and cancellation of this warrant, the Company at its expense shall execute and deliver, in lieu of this warrant, a new warrant of like tenor.

1.6             Treatment of Warrant Upon Acquisition of the Company.

1.6.1        “Acquisition.” For the purpose of this warrant, “Acquisition” means (a) merger or consolidation of the Company into or with another entity, or a plan of exchange between the Company and any other entity, or the merger or consolidation of any other entity into or with the Company (except for a merger, consolidation or exchange in which the holders of the voting power of the capital stock of the Company immediately prior to such merger, consolidation or exchange continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity), (b) sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company, or (c) the acquisition of ownership by any Person or group of more than 50% of the Company’s voting stock.

1.6.2        Exercise Upon Acquisition. Upon the closing of any Acquisition in which the consideration to be received by the Company’s stockholders consists of cash, marketable securities, or a combination of both cash and marketable securities, this warrant shall be deemed to have been automatically converted pursuant to Section 1.2, and thereafter Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Company.

1.6.3        Assumption of Warrant. The Company shall not effect any Acquisition not referred to in Section 1.6.2 unless, prior to the consummation thereof, the successor person or entity (if other than the Company) resulting from such transaction, shall assume, by written instrument satisfactory to the Holder, the obligations of this warrant, upon which this warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this warrant. Alternatively (and notwithstanding anything to the contrary herein), with respect to any Acquisition, Holder shall have the right to elect prior to the consummation thereof, to give effect to the exercise rights contained in Section 1.1 or the conversion rights contained in Section 1.2.

ARTICLE 2

ADJUSTMENTS TO THE SHARES

2.1            Stock Dividends, Splits, Etc. If the Company declares or pays a dividend or any other distribution on its Common Stock payable in Common Stock, cash or other securities, or subdivides the outstanding Common Stock into a greater amount of Common Stock, then upon exercise of this warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities, cash or other property to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend, distribution or subdivision occurred (subject to further adjustment in the event the rights of any such securities or property are subsequently amended to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof).

2.2             Reclassification, Exchange or Substitution. Upon any reclassification, exchange, consolidation, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this warrant, Holder shall be entitled to receive, upon exercise or conversion of this warrant, the number and kind of securities and property that Holder would have received for the Shares if this warrant had been exercised in full immediately before such reclassification, exchange, consolidation, substitution, or other event (subject to further adjustment in the event the rights of any such securities or property are subsequently amended to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof). The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3             Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a greater number of shares, the Warrant Price shall be proportionately decreased.

2.4             Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

2.5             Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the warrant, and the Number of Shares to be issued shall be rounded up to the nearest whole Share.

ARTICLE 3

REPRESENTATIONS AND COVENANTS OF THE COMPANY AND HOLDER

3.1             Representations and Warranties. The Company hereby represents and warrants to the Holder that all Shares which may be issued upon the exercise of the purchase right represented by this warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, without violation of any preemptive right or similar rights, and free of any liens, taxes, and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company will pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Shares upon exercise (or conversion) of this warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Shares to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

3.2             Notice of Certain Events. The Company shall provide Holder with not less than 10 days prior written notice of, including a description of the material facts surrounding, any of the following events: (a) declaration of any dividend or distribution upon its Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) offering for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) effecting any reclassification or recapitalization of Common Stock; or (d) the merger or consolidation with or into any other corporation, or sale, lease, license, or conveyance of all or substantially all of its assets, or liquidation, dissolution or winding up.

3.3             Registration Under Securities Act of 1933, as amended. The Company agrees that the Shares shall be “Registrable Securities” and Holder shall be an “Investor” and a “Holder” under the Investors’ Rights Agreement upon Holder’s due execution and delivery to the Company of a Joinder in substantially the form of Appendix 2, and the Company will use its best efforts to cause the Shares into which this warrant is exercised (or converted), immediately upon such exercise (or conversion), to be listed on any domestic securities exchange upon which shares of Common Stock or other securities constituting Shares are listed at the time of such exercise (or conversion).

3.4             Holder Investment Representations. Holder makes the following representations to the Company in connection with the issuance of this warrant and the Shares (collectively, the “Securities”):

(a)            The Holder is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The undersigned is purchasing the Securities for its own account for investment purposes only, not as a nominee or agent, and not with a view towards, or for resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”). The undersigned has such knowledge and experience in financial business matters and the undersigned is capable of evaluating the merits and risks of the purchase of the Securities and of protecting its interests in connection therewith.

(b)            The Holder understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the undersigned’s investment intent as expressed herein.

(c)            The Holder further understands that the Securities must be held indefinitely, and the undersigned must therefore bear the economic risk therewith, unless the Securities are subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, the undersigned understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required. Holder is aware of the provisions of Rule 144 promulgated under the Act.

(d)            The Holder is familiar with the provisions of Rule 144, promulgated pursuant to the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

(e)            The Holder further understands that in the event that all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required.

(f)             The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.5             “Market Stand Off” Agreement. The Holder agrees that the Shares shall be subject to the Market Standoff provisions in Section 2.11 of Investors’ Rights Agreement.

3.6             No Voting Rights. Holder, as a Holder of this warrant, will not have any voting rights until the exercise of this warrant.

3.7             Reservation of Shares. During the period between the Issue Date and the Expiration, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Shares, solely for the purpose of issuance upon the exercise of this warrant, the maximum number of Shares issuable upon the exercise of this warrant, and the par value per Share shall at all times be less than or equal to the applicable Warrant Price. The Company shall not increase the par value of any Shares receivable upon the exercise of this warrant above the Warrant Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this warrant.

ARTICLE 4

MISCELLANEOUS

4.1             Term: Exercise Upon Expiration. This warrant is exercisable in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. If this warrant has not been exercised prior to the Expiration Date, this warrant shall be deemed to have been automatically exercised on the Expiration Date by “cashless” conversion pursuant to Section 1.2.

4.2             Legends. This warrant shall be imprinted with a legend in substantially the following form as well as any additional legends that the Company and Holder mutually agree upon with respect to such Shares:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT TO PURCHASE STOCK ISSUED BY THE ISSUER TO HOLDER DATED FEBRUARY __, 2021, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

4.3             Compliance with Securities Laws on Transfer. This warrant and the Shares issued upon exercise of this warrant may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to any affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act. This warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and assigns of the Holder. Subject to the foregoing, such successors and/or assigns of the Holder shall be deemed to be a Holder for all purposes hereunder. In the case of a transfer of the warrant, upon surrender and delivery by Holder, the Company shall execute and deliver a new warrant or warrants in the name of the assignee or assignees and in the denominations specified in any instrument of assignment provided to the Company by the assignor, and shall issue to the assignor a new warrant evidencing the portion of this warrant, if any, not so assigned and this warrant shall promptly be cancelled.

4.4             Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time. All notices to the Holder shall be addressed as provided in the Investors’ Rights Agreement.

4.5             Amendments. This warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.6             Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

4.7             Governing Law. This warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

4.8             Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the warrant and any transfers thereof. The Company may deem and treat the person or entity in whose name the warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the warrant effected in accordance with the provisions of this warrant.

4.9             Cumulative Remedies. The rights and remedies provided in this warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

4.10           Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

4.11           Entire Agreement. This warrant, together with the Investors’ Rights Agreement, the Voting Agreement and that certain Stock Purchase Agreement dated February __, 2021 (the “Purchase Agreement”), constitutes the sole and entire agreement of the parties to this warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this warrant, the Investors’ Rights Agreement, the Voting Agreement and the Purchase Agreement, the statements in the body of this warrant shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Warrant to Purchase Common Stock as of the date set forth above.

Sera Prognostics, Inc.

By:

Name:	Gregory C. Critchfield, M.D., MS

Title:	President and Chief Executive Officer

APPENDIX 1

NOTICE OF EXERCISE

1.       The undersigned hereby elects to purchase ______________ shares of Common Stock, $0.0001 par value per share of SERA PROGNOSTICS, INC. pursuant to the terms of the attached warrant, and tenders herewith payment of the purchase price of such shares in full.

1.       The undersigned hereby elects to convert the attached warrant into shares in the manner specified in the warrant. This conversion is exercised with respect to _____________ of the shares covered by the warrant.

[Strike paragraph that does not apply.]

2.       Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

(Holder’s Name)

(Address)

3.       The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

Holder or Registered Assignee

(Signature)

(Date)

APPENDIX 2

JOINDER

DATE:

The undersigned hereby agrees, effective as of the date hereof, (i) to become a party to that certain Fourth Amended and Restated Investors’ Rights Agreement (the “Investors’ Rights Agreement”) dated as of February __, 2021, as amended from time to time, by and among Sera Prognostics, Inc. and the other parties thereto and for all purposes of the Investors’ Rights Agreement, the undersigned shall be included within the terms “Investor” and “Holder” as defined in the Investors’ Rights Agreement, and the undersigned agrees to be bound by the terms and conditions of the Investors’ Rights Agreement as an Investor and Holder thereunder, and (ii) to become a party to that certain Third Amended and Restated Voting Agreement (the “Voting Agreement”) dated as of February __, 2021, as amended from time to time, by and among Sera Prognostics, Inc. and the other parties thereto and for all purposes of the Voting Agreement, the undersigned shall be included within the terms “Investor” and “Stockholder” as defined in the Voting Agreement, and the undersigned agrees to be bound by the terms and conditions of the Voting Agreement as an Investor and Stockholder thereunder. The address and facsimile number to which notices may be sent to the undersigned is as follows:

ADDRESS:

Fax:

By:
Name: